UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 1, 2022
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As further described in Item 2.01 of this Report, on November 1, 2022, Ligand Pharmaceuticals Incorporated (“Ligand,” “Company,” “we,” “us,” or “our”), announced that Ligand, its former wholly owned subsidiary, OmniAb Operations, Inc. (formerly known as OmniAb, Inc. or “Legacy OmniAb”), and OmniAb, Inc. (formerly known as Avista Public Acquisition Corp. II, “APAC” or “New OmniAb”) had consummated the previously announced spin-off of Legacy OmniAb and combination of Legacy OmniAb and New OmniAb.

Tax Matters Agreement

On November 1, 2022, prior to the Distribution (as defined in Item 2.01 of this Report), Ligand, Legacy OmniAb and New OmniAb entered into the Tax Matters Agreement (the “Tax Matters Agreement”). The Tax Matters Agreement governs each party’s respective rights, responsibilities and obligations with respect to tax liabilities and benefits, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and certain other matters regarding taxes.

In general, New OmniAb and Legacy OmniAb will be liable for all U.S. federal, state, local and foreign taxes (and any related interest, penalties or audit adjustments) that are (i) imposed with respect to tax returns that include both Legacy OmniAb and Ligand, to the extent such taxes are attributable to Legacy OmniAb or its business, or (ii) imposed with respect to tax returns that include Legacy OmniAb but not Ligand, in each case, for tax periods (or portions thereof) beginning after the Distribution. Notwithstanding the foregoing, New OmniAb and Legacy OmniAb may be liable for certain taxes resulting from the restructuring transactions undertaken to effectuate the Distribution.

The Distribution, together with certain related transactions, is intended to qualify as a reorganization under Sections 355 and 368(a)(1)(D) of the Internal Revenue Code of 1986, as amended. Pursuant to the Tax Matters Agreement, taxes incurred by Ligand, New OmniAb or Legacy OmniAb relating to or arising out of the failure of the intended tax treatment will generally be shared equally by Ligand, on the one hand, and New OmniAb and Legacy OmniAb, on the other hand. If, however, such failure is attributable to certain acts or omissions by New OmniAb or Legacy OmniAb, inaccuracies, misrepresentations or misstatements relating to New OmniAb or Legacy OmniAb or certain events involving the stock of New OmniAb or Legacy OmniAb or assets of Legacy OmniAb, New OmniAb and Legacy OmniAb will generally bear all such taxes. Under certain circumstances, including if the failure is attributable to Ligand or an event involving Ligand’s stock or assets, Ligand will bear all such taxes.

The Tax Matters Agreement will require New OmniAb and Legacy OmniAb to comply with the representations made in the materials submitted to legal counsel in connection with the tax opinion that Ligand received regarding the intended tax treatment of the Distribution and certain related transactions. The Tax Matters Agreement also restricts Legacy OmniAb’s and New OmniAb’s ability to take or fail to take any action if such action or failure to act could reasonably be expected to adversely affect the intended tax treatment. In particular, in the two years following the Distribution, New OmniAb and Legacy OmniAb will be subject to certain restrictions, generally including being prevented from (i) entering into any transaction which could, when combined with other transactions (including the Merger), result in a 45% or greater change in ownership of New OmniAb’s or Legacy OmniAb’s equity, (ii) ceasing the active conduct of certain of Legacy OmniAb’s businesses, (iii) voluntarily dissolving or liquidating New OmniAb or Legacy OmniAb and (iv) causing, permitting, or agreeing to the sale, transfer, or disposal of assets of Legacy OmniAb that, in the aggregate, constitute more than 30% of the consolidated gross assets of Legacy OmniAb, in each case, unless Legacy OmniAb obtains a private letter ruling from the IRS or an unqualified opinion of a nationally recognized tax advisor that such action will not cause a failure of the intended tax treatment, or Ligand consents to the undertaking of such action. Notwithstanding receipt of such ruling, opinion or consent, in the event that such action causes a failure of the intended tax treatment, New OmniAb and Legacy OmniAb could be responsible for all taxes arising therefrom.

New OmniAb’s and Legacy OmniAb’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap.

The foregoing description of the Tax Matters Agreement is only a summary and is qualified in its entirety by reference to the full text of the Tax Matters Agreement, which is included as Exhibit 10.1 to this Report and incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets

On November 1, 2022 (the “Distribution Date”), Ligand completed the separation (the “Separation”) of its antibody discovery business and certain related assets and liabilities (the “OmniAb Business”) through a spin-off of Legacy OmniAb to Ligand’s shareholders of record as of October 26, 2022 (the “Record Date”) on a pro rata basis (the “Distribution”) and merger (the “Merger”) of Legacy OmniAb with a wholly owned subsidiary of New OmniAb in a Reverse Morris Trust transaction (collectively, the “Transactions”) pursuant to the Agreement and Plan of Merger, dated as of March 23, 2022, by and among Ligand, Legacy OmniAb, New OmniAb and its then wholly owned subsidiary, Orwell Merger Sub Inc. (“Merger Sub”), and the Separation and Distribution Agreement, dated as of March 23, 2022 (the “Separation Agreement”), by and among Ligand, Legacy OmniAb and New OmniAb (collectively with the other related transaction documents, the “Transaction Agreements”). Pursuant to the Transaction Agreements, Ligand contributed (the “Contribution”) to Legacy OmniAb cash and certain assets and liabilities constituting the OmniAb Business, including certain related subsidiaries of Ligand, to Legacy OmniAb. In consideration for the Contribution, Legacy OmniAb issued to Ligand additional shares of Legacy OmniAb common stock such that the number of shares of Legacy OmniAb common stock then outstanding equaled the number of shares of Legacy OmniAb common stock necessary to effect the Distribution. Pursuant to the Distribution, Ligand shareholders as of the Record Date received one share of Legacy OmniAb common stock for each share of Ligand common stock held as of such date. Pursuant to the Merger Agreement, each share of Legacy OmniAb common stock was thereafter exchanged for the right to receive 4.90007 shares of New OmniAb common stock and 0.75842 shares of New OmniAb common stock subject to certain price-based earnout triggers (the “Earnout Shares”). Upon the closing of the Transactions, the ownership of outstanding New OmniAb common stock (including the Earnout Shares) was as follows: Ligand’s existing shareholders held approximately 85.0%, APAC’s existing public shareholders held approximately 1.1% and the sponsor and related parties of APAC held approximately 13.9%. Fractional shares of New OmniAb common stock were not issued pursuant to the Merger. Instead, shareholders received cash in lieu of any fractional share (other than with respect to Earnout Shares).

This Current Report on Form 8-K is being filed to provide unaudited pro forma condensed consolidated statements of operations for Ligand for the six months ended June 30, 2022, fiscal years ended December 31, 2021, 2020 and 2019 and an unaudited pro forma condensed consolidated balance sheet for Ligand as of June 30, 2022, in each case giving effect to the Transactions.

After the Distribution Date, we do not beneficially own any shares of Legacy OmniAb common stock and will no longer consolidate Legacy OmniAb into our financial results. Beginning with the fiscal year ending December 31, 2022, Legacy OmniAb’s historical financial results for periods prior to the Distribution Date will be reflected in our consolidated financial statements as discontinued operations. The unaudited pro forma consolidated financial statements of the Company giving effect to the Transactions, and the related notes thereto, are attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 1, 2022, in connection with the Separation, Sarah Boyce, Jennifer Cochran and Sunil Patel each resigned from Ligand’s board of directors. There are no disagreements between any of Ms. Boyce, Dr. Cochran and Mr. Patel and Ligand on any matter relating to Ligand’s operations, policies or practices.

Additionally, on November 1, 2022, in connection with the Separation, Matthew Foehr and Charles Berkman resigned as Ligand’s President and Chief Operating Officer and Senior Vice President, General Counsel and Secretary, respectively.

Further, effective as of the Separation, the following appointments were made:

•Matthew Korenberg, 47, who until then served as Ligand’s Executive Vice President, Finance and Chief Financial Officer was appointed as Ligand’s President and Chief Operating Officer. Mr. Korenberg’s biography contained in Ligand’s definitive proxy statement dated April 22, 2022 in the section entitled “Executive Officers” is hereby incorporated by reference in its entirety. Mr. Korenberg’s annual base salary and annual target bonus remain at $520,933 and 50% of his base salary, respectively.

•Octavio Espinoza, 52, was appointed as Ligand’s Chief Financial Officer, replacing Mr. Korenberg in his roles as principal financial officer and principal accounting officer. Prior to the Separation and commencing on July 2016, Mr. Espinoza served in a variety of finance leadership roles at Ligand, including Senior Vice President, Finance. Prior to joining Ligand, and from March 2015 to February 2016, Mr. Espinoza served as Senior Director, Finance for Receptos Inc., a publicly traded drug-discovery company that was acquired by Celgene Corporation, a subsidiary of Bristol Myers Squibb. From March 2008 to February 2015, Mr. Espinoza was Senior Director, Accounting for Illumina, Inc., a publicly traded life sciences analytics and genetics sequencing tools company. Mr. Espinoza was Senior Manager, Accounting at Intuit, Inc. from 2002 to 2008. Mr. Espinoza began his professional career in public accounting at PricewaterhouseCoopers and holds a B.S. in business administration from San Diego State University and a license as a Certified Public Accountant in the State of California. Mr. Espinoza’s annual base salary and annual target bonus remain at $328,287 and 30% of his base salary, respectively.

Effective as of the Separation, we entered into a change in control severance agreement with Mr. Espinoza. Mr. Korenberg is already a party to a change in control severance agreement with the Company. Under the terms of the change in control severance agreements, in the event an executive officer’s employment is terminated by us without cause or he or she resigns for good reason within 24 months following a change in control of our company, he or she will be eligible to receive a severance benefit equal to: (i) one times the annual rate of base salary in effect for such officer at the time of involuntary termination; plus (ii) one times the greater of: (a) the maximum target bonus for the fiscal year in which the termination occurs; or (b) the maximum target bonus for the fiscal year in which the change in control occurs, if different; plus (iii) twelve multiplied by the monthly premium the executive would be required to pay for continued health coverage for himself or herself and his or her eligible dependents. The foregoing severance amount will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us. The change in control severance agreements also provide that all of a named executive officer’s outstanding stock awards will vest in the event of such a termination. In addition, the post-termination exercise period of a named executive officer’s stock options will be extended from three months to the date that is nine months following the date of termination (but in no event beyond the original expiration date of such options).

The foregoing description of the change in control severance agreements is a summary only and is subject to and qualified in its entirety by the terms of the form of change in control severance agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 22, 2007.

Effective as of the Separation, we adopted the Ligand Pharmaceuticals Incorporated Second Amended and Restated Severance Plan (the “Restated Severance Plan”). The Restated Severance plan provides substantially the same severance benefits as were provided under the plan maintained by us prior to such amendment and restatement, but the plan was updated to ensure it complies with current legal requirements and best practices. Each of our executive officers, including Messrs. Korenberg and Espinoza, is eligible to participate in the Restated Severance Plan, provided such executive not subject to disciplinary action or a formal performance improvement plan at the time of termination. However, if, as a result of his or her involuntary termination by us without “cause,” an executive officer would be eligible to receive severance under any individual change in control severance agreement, employment agreement or other arrangement providing severance benefits, as approved by our board of directors or a committee thereof, such executive officer will not be eligible for benefits under the Restated Severance Plan. Under the terms of the Restated Severance Plan, an executive officer will be eligible to receive (1) a lump sum payment in cash for his fully earned but unpaid base salary and accrued but unused vacation through the date of termination, (2) an amount equal to his base salary for the severance period, which period will be equal to (a) two months plus (b) one week for each year of service as of the date of termination and (c) continued health coverage at the same cost as was in effect for the named executive officer at the date of termination throughout such severance period, provided that such named executive officer elects continued coverage under COBRA. The foregoing cash severance benefit will be payable in a lump sum following the officer’s termination of employment, subject to the officer’s execution of a general release of claims acceptable to us.

The foregoing description of the Restated Severance Plan is a summary only and is subject to and qualified in its entirety by the terms of the Restated Severance Plan, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2022 to be filed with the Securities and Exchange Commission.

With respect to each of Mr. Korenberg and Mr. Espinoza, there are no (i) family relationships, as defined in Item 401 of Regulation S-K, between such officer and any of Ligand’s executive officers or directors, or any person nominated to become a director or executive officer, (ii) arrangements or understandings between such officer and any other person pursuant to which such officer was appointed as the position at Ligand discussed above effective as of the Separation or (iii) transactions in which such officer has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information. The unaudited pro forma condensed consolidated financial statements of Ligand, giving effect to the Transactions, and the related notes thereto, are attached hereto as Exhibit 99.1.

(d) Exhibits.

Exhibit No.	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements.

10.1	Tax Matters Agreement, dated as of November 1, 2022, by and among Ligand Pharmaceuticals Incorporated, OmniAb Operations, Inc. and OmniAb, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: November 4, 2022	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary